UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

May 23, 2006

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 23, 2006, Gannett Co., Inc. (the “Company”) entered into an underwriting agreement with Banc of America Securities LLC, Barclays Capital Inc. and J. P. Morgan Securities Inc., as representatives of the several underwriters, in connection with a proposed public offering of $750,000,000 of the Company’s floating rate notes due May 26, 2009 and $500,000,000 of the Company’s 5.75% notes due June 1, 2011. The closing of the offering is expected to occur on May 26, 2006. A copy of the underwriting agreement is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: May 25, 2006	By:	/s/ Todd A. Mayman
Todd A. Mayman
Vice President, Associate General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 23, 2006, by and among the Company and Banc of America Securities LLC, Barclays Capital Inc. and J. P. Morgan Securities Inc, as representatives of the several underwriters (the “Underwriting Agreement”).

4.1	Form of Fifth Supplemental Indenture between the Company and Wells Fargo Bank, National Association, as Successor Trustee.

4.2	Form of Floating Rate Note due 2009.

4.3	Form of 5.75% Note due 2011.

5.1	Opinion of Nixon Peabody LLP regarding the legality of the Notes offered pursuant to the Underwriting Agreement.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).